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                                February 7, 1997

Pillowtex Corporation
4111 Mint Way
Dallas, Texas 75237

Ladies and Gentlemen:

     This opinion is being delivered in connection with the proposed offer to exchange (the "Exchange Offer") by Pillowtex Corporation (the "Issuer") its 10% Senior Subordinated Notes Due 2006 (the "Exchange Notes") for any and all of its 10% Senior Subordinated Notes Due 2006 (the "Old Notes"). The Exchange Notes are to be issued pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), Registration No. 333-17731, filed by the Issuer on December 12, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended by Amendment No. 1. The Exchange Notes will be issued under an Indenture, dated as of November 12, 1996 (the "Indenture"), among the Issuer, certain of its subsidiaries and Bank One, Columbus, N.A. as Trustee (the "Trustee"), in substantially the form filed as Exhibit 4.1.

     We are of the opinion that, when (a) the Indenture, under which the Exchange Notes will be issued has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Exchange Notes have been executed by the Issuer and
(c) the Exchange Notes have been delivered in exchange for the Old Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the Exchange Notes will be legally issued and binding obligations of the Issuer.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,



                              /s/ Linda D. Sartin

                              JENKENS & GILCHRIST,
                              A Professional Corporation